UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2013

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 18, 2013, the Company held its 2013 Annual Meeting of Stockholders at 1015 31st Street NW, Washington, DC 20007. Out of 47,169,722 shares outstanding and authorized to vote at the Annual Meeting as of the record date of February 22, 2013, proxies representing 42,989,093 shares, or 91.1% of outstanding shares, were voted.

Under Proposal 1, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer: FOR: 38,665,615; WITHHELD: 1,509,164
Steven D. Brooks: FOR: 26,095,526; WITHHELD: 14,079,253
Erel N. Margalit: FOR: 26,151,102; WITHHELD: 14,023,677
Timothy Weingarten: FOR: 26,243,395; WITHHELD: 13,931,384
Richard T. Liebhaber: FOR: 39,615,446; WITHHELD: 559,333
D. Blake Bath: FOR: 39,613,719; WITHHELD: 561,060
Marc Montagner: FOR: 39,403,089; WITHHELD: 771,690

Broker non-votes for Proposal 1 were 2,814,314 shares.

Stockholders approved Proposal 2 at the Annual Meeting of Stockholders, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013. The vote on to this proposal number 2 was as follows: FOR: 42,174,271; AGAINST: 524,831; ABSTAIN: 289,991.

Stockholders approved Proposal 3, a re-approval of the Company's Amended and Restated 2004 Incentive Award Plan. The vote on proposal number 3 was as follows: FOR: 23,015,300; AGAINST: 17,088,534; ABSTAIN: 59,785. Broker non-votes for Proposal 3 were 2,825,474 shares.

Stockholders did not approve Proposal 4, an advisory vote concerning executive compensation. The vote on proposal number 4 was as follows: FOR: 15,783,636; AGAINST: 23,960,881; ABSTAIN: 424,160. Broker non-votes for Proposal 4 were 2,820,416 shares.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

April 18, 2013	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer